Exhibit 10.12

English Translation

Asset Transfer Agreement

THIS ASSET TRANSFER AGREEMENT (“this Agreement”) is entered into by and between the parties below (“both Parties”) in Beijing, China on September 26, 2006.

Party A:	Beijing Perfect World Network Technology Co., Ltd.
Domicile:	Rm.702-19, 1# Building, 1 Shangdi East Road, Haidian District, Beijing

Party B:	Beijing Power Creative Web Tech Co., Ltd.
Domicile:	Rm.702-C, 1# Building, 1 Shangdi East Road, Haidian District, Beijing

Through friendly negotiations and abiding by the principle of equality and mutual benefit, both parties hereby agree as follows:

I. General

1.	Party A is a company incorporated and existing under the laws of the People’s Republic of China. Its assets include, but not limited to: hardware equipments, office supplies and articles for office use, software copyrights, trademarks, patents, technical know-how, human resources, contracts, software, user database, various qualifications, domain name, cash, etc.

2.	“Assets” referred to in this Agreement means the assets possessed by Party A when this Agreement is signed, transferable in accordance with the laws of the People’s Republic of China and as listed in the annex.

II. Asset Transfer

1.	Party A agrees to transfer to Party B and Party B agrees to accept all the assets listed in the annex hereto.

2.	Both parties agree that the price of the transferred assets under this Agreement is RMB 1,666,456.94 and will be paid in RMB.

III. Transaction and Payment

1.	Party A shall finish the transfer of all the assets listed in the annex attached hereto to Party B within 10 workdays after the signing of this Agreement.

2.	Party A shall take all necessary measures and fully cooperate with Party B to ensure the interests of the assets to be completely obtained by Party B, sign all relevant documents and adopt relevant measures (or cause other relevant third parties to sign relevant documents and adopt relevant measures) so that Party B obtains all necessary or appropriate rights and interests.

English Translation

3.	Party A shall deliver all related documentary evidences to Party B when the assets are transferred.

IV. Confidentiality

1.	Each party hereto agrees to take reasonable measures to keep in confidence the confidential data and information made available to or given access to it by the other party (“Confidential Information”); without the prior written consent of the other party, shall not disclose, give or transfer the Confidential Information to any third party. Once this Agreement is terminated, each party shall return all documents, materials or software containing the Confidential Information to the owner of the Confidential Information as per the request of the other party or destroy them with the consent of the other party, delete any Confidential Information from all memory devices concerned and not continue to use such Confidential Information. Party A and Party B shall take necessary measures to disclose the Confidential Information only to Party A’s employees, agents or consultants on a need-to-know basis, and cause Party A’s such employees, agents or consultants to perform the confidentiality obligations under this Agreement.

2.	The above confidentiality obligations shall not apply to the information which:

(1)	is already public domain at the time of disclosure;

(2)	is publicly available after disclosure other than through the fault of Party A or Party B;

(3)	is already possessed by Party A or Party B before disclosure and not received from any third party directly or indirectly, which is supported by the evidence;

(4)	is disclosed by Party A or Party B to relevant government department, stock exchange agency, etc. under requirement of law or is disclosed by Party A or Party B to its direct legal adviser and financial consultant to the extent required for its normal operations.

3.	Both parties agree that Article IV shall survive the modification or termination of this Agreement.

V. Representations and Warranties

1.	Party A’s representations and warranties:

(1)	Party A is a company registered and existing under Chinese laws;

(2)	Party A signs and performs this Agreement within its authority and business scope, has obtained necessary authorization as well as the

English Translation

consents and approvals from third parties or government departments and does not violate the legal or contractual restrictions binding upon or influencing it;

(3)	Once signed, this Agreement shall constitute a legal instrument that is lawful, valid, binding and enforceable for Party A;

(4)	Party A has the full authority or authorization by the company to transfer the assets under this Agreement and has the full ownership over all the assets to be transferred to Party B in the list of assets attached below. The assets to be transferred under this Agreement are free and clear of any lease, lien, mortgage, security or other encumbrance.

2.	Party B’s representations and warranties:

(1)	Party B is a company registered and existing under Chinese laws;

(2)	Party B shall perform this Agreement within its authority and business scope, has obtained necessary authorization as well as the consents and approvals from third parties or government departments and does not violate the legal or contractual restrictions binding upon or influencing it;

(3)	Once signed, this Agreement shall constitute a legal instrument that is lawful, valid, binding and enforceable for Party B.

VI. Indemnity

1	Where either party (“Breaching Party”) breaches this Agreement or any of its representations and warranties under this Agreement, the other party (“Non-breaching Party”) may give a written notice to the Breaching Party, requesting it to cure its breach within 10 days after receipt of this notice, take relevant effective measures to avoid damages in time and continue to perform this Agreement. If damages are caused, the Breaching Party shall make compensations to the Non-breaching Party.

2	The total compensation paid by the Breaching Party to the Non-breaching Party shall be equal to the losses caused by such breach. The foregoing compensation shall contain the interests obtainable by the Non-breaching Party from its performance of this Agreement and not exceed the reasonable expectation of both parties.

3	If both parties violate this Agreement, their compensations shall be determined in proportion to the extent of their respective breaches.

English Translation

VII. Effectiveness, Performance and Termination

1.	This Agreement shall be signed and come into effect as of the date first above written.

2.	This Agreement may be terminated by a mutual consent after negotiation. Should any of the following situations occur, this Agreement shall be automatically terminated:

(1)	Where the Breaching Party fails to cure its breach within 10 days after receipt of the notice of breach as stated in Paragraph 1 of Article VI, or to take relevant effective measures to avoid damages in time or to make compensations to the Non-breaching Party in time after damages occur, the Non-breaching Party shall be entitled to give a written notice to terminate this Agreement;

(2)	Where an Event of Force Majeure lasts for more than 30 days and makes the continue performance of this Agreement impossible, either party shall be entitled to give a written notice to terminate this Agreement.

VIII. Settlement of Disputes

1.	Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be settled by both parties in good faith and through amicable negotiations. In case no settlement can be reached, either party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing and language of proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties. This provision shall not be affected by the termination of this Agreement.

2.	Except for the matters involved in a dispute, both parties shall continue to perform their respective obligations under this Agreement in good faith.

IX. Force Majeure

1.	An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of nature, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The party seeking the exemption from its liabilities under this Agreement owing to an Event of Force Majeure shall, without undue delay, inform the other party of such exemption and the steps need to be taken to perform its liabilities.

2.	Should the performance of this Agreement be delayed or hindered due to any

English Translation

Event of Force Majeure as defined above, the prevented party shall not be liable therefor only to the extent being delayed or hindered. The prevented party shall take suitable measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or hindered by such Event of Force Majeure. Both parties agree to make their best efforts to continue to perform this Agreement once the Event of Force Majeure is eliminated.

X. Notices

Any notice required to be made by both parties to perform their rights and obligations under this Agreement shall be in writing and delivered to the following addressees by hand delivery, registered or certified mail (postage prepaid), recognized courier service or fax:

If to Party A:	Beijing Perfect World Network Technology Co., Ltd.
Address:	Rm.702, 1# Building, 1 Shangdi East Road, Haidian District, Beijing
Postal code:	100085
Attention:	Yan Xinguang
Fax:	58851012
Tel.:	58858256
Email:	yanxinguang@goldhuman.com

If to Party B:	Beijing Power Creative Web Tech Co., Ltd.
Address:	8F, Huakong Building, 1# Shangdi East Road, Haidian District, Beijing
Postal code:	100085
Attention:	Yan Xinguang
Fax:	58851012
Tel.:	58858256
Email:	yanxinguang@goldhuman.com

XI. Transfer of this Agreement

Without Party B’s prior written consent, Party A shall not transfer its rights and obligations under this Agreement to any third party. Party B may transfer its rights and obligations under this Agreement to any third party without Party A’s consent, but such transfer shall be notified to Party A.

XII. Severability

Should any provision of this Agreement be held invalid or unenforceable by applicable law, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement.

English Translation

XIII. Amendments and Supplements

This Agreement may be amended or supplemented by a written instrument. All amendments and supplements to this Agreement duly signed by both parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

XIV. Applicable Law

The execution, validity, performance and interpretation of and settlement of disputes in connection with this Agreement shall be governed and construed by the Chinese laws.

IN WITNESS WHEREOF, both parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and the year first above written.

English Translation

(Signature page of the Asset Transfer Agreement, no text below)

Party A: Beijing Perfect World Network Technology Co., Ltd. (seal)

[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Authorized representative (signature):    /s/ Chi Yufeng

Party B: Beijing Power Creative Web Tech Co., Ltd. (seal)

[Seal: Beijing Power Creative Web Tech Co., Ltd.]

Authorized representative (signature):    /s/ Chi Yufeng

English Translation

Annex: List of Assets to be Transferred

Schedule of Fixed Assets

Name	Dept.	Qty.	Original costs	Accumulated depreciation	Net value
PC Desktop	R & D Dept.	13	53,105.00	22,702.39	30,402.61
PC Desktop	R & D Dept.	10	44,090.00	18,150.38	25,939.62
PC Desktop	R & D Dept.	14	73,500.00	29,093.75	44,406.25
PC Desktop	R & D Dept.	3	14,490.00	5,276.83	9,213.17
PC Desktop	R & D Dept.	3	18,630.00	6,489.50	12,140.50
PC Desktop	R & D Dept.	4	25,520.00	8,485.43	17,034.57
PC Desktop	R & D Dept.	10	51,000.00	16,150.00	34,850.00
PC Desktop	Operation Dept.	8	40,800.00	12,920.00	27,880.00
PC Desktop	Operation Dept.	2	8,900.00	2,677.44	6,222.56
PC Desktop	R & D Dept.	9	40,050.00	12,048.41	28,001.59
PC Desktop	R & D Dept.	5	23,300.00	7,009.44	16,290.56
PC Desktop	Operation Dept.	5	20,212.50	5,440.52	14,771.98
PC Desktop	R & D Dept.	9	43,490.50	11,706.19	31,784.31
PC Desktop	Operation Dept.	3	11,859.50	3,192.20	8,667.30
PC Desktop	Operation Dept.	2	7,766.00	2,090.34	5,675.66
PC Desktop	R & D Dept.	4	15,532.00	4,180.68	11,351.32
PC Desktop	R & D Dept.	3	19,892.00	5,039.32	14,852.68
PC Desktop	Operation Dept.	4	21,408.00	5,423.36	15,984.64
PC Desktop	R & D Dept.	4	23,319.20	5,907.53	17,411.67
PC Desktop	R & D Dept.	4	23,835.00	5,660.82	18,174.18
PC Desktop	Operation Dept.	4	14,717.00	3,495.29	11,221.71
PC Desktop	R & D Dept.	5	28,325.00	6,278.71	22,046.29
PC Desktop	Operation Dept.	12	49,858.00	11,051.86	38,806.14
PC Desktop	Operation Dept.	15	59,462.00	11,297.78	48,164.22
PC Desktop	R & D Dept.	8	44,351.00	8,426.69	35,924.31
PC Desktop	R & D Dept.	7	41,856.00	7,289.92	34,566.08
PC Desktop	R & D Dept.	6	22,104.00	3,849.78	18,254.22
PC Desktop	Operation Dept.	15	65,765.70	8,330.32	57,435.38

English Translation

Name	Dept.	Qty.	Original costs	Accumulated depreciation	Net value
PC Desktop	R & D Dept.	10	43,843.80	5,553.52	38,290.28
PC Desktop	R & D Dept.	1	5,500.00	696.64	4,803.36
PC Desktop	R & D Dept.	7	41,627.00	3,295.45	38,331.55
PC Desktop	Operation Dept.	14	71,452.00	5,656.60	65,795.40
PC Desktop	Operation Dept.	14	108,529.00	5,155.14	103,373.86
PC Desktop	R & D Dept.	15	77,855.00	2,465.40	75,389.60
PC Desktop	Operation Dept.	13	58,499.00	1,852.46	56,646.54
PC Desktop	Operation Dept.	9	31,255.00	494.87	30,760.13
PC Desktop	R & D Dept.	4	33,339.00	527.87	32,811.13
BENQ7000-146 Notebook	Operation Dept.	1	22,100.00	3,849.12	18,250.88
Exchange	R & D Dept.	2	12,650.00	4,606.49	8,043.31
Exchange	R & D Dept.	1	3,700.00	1,288.80	2,411.20
Exchange	R & D Dept.	1	2,950.00	840.76	2,109.24
Exchange	R & D Dept.	1	7,940.00	2,137.20	5,802.80
Exchange	Operation Dept.	1	2,900.00	734.68	2,165.32
Exchange	R & D Dept.	4	15,800.00	4,002.68	11,797.32
Exchange DELL2724	R & D Dept.	1	4,142.00	655.80	3,486.20
USB power supply	R & D Dept.	1	11,440.00	3,984.90	7,455.10
Purely online UPS	R & D Dept.	1	17,300.00	4,930.52	12,369.48
RADI card SRRR_SA	R & D Dept.	1	4,800.00	1,292.00	3,508.00
Copier - Ricoh	R & D Dept.	1	17,800.00	845.49	16,954.51
Panasonic projector	Operation Dept.	1	13,860.00	438.90	13,421.10
Chigo air conditioner	Operation Dept.	1	11,000.00	348.34	10,651.66
Chigo air conditioner	Operation Dept.	6	107,000.00	3,388.34	103,611.66
Chigo air conditioner	R & D Dept.	1	3,480.00		3,480.00
Chigo air conditioner	Operation Dept.	1	3,680.00		3,680.00
Office furniture	R & D Dept.	1	69,500.00	16,506.26	52,993.74
Hyundai car	R & D Dept.	1	144,150.00	47,549.48	96,600.52
Server	R & D Dept.	1	22,000.00	9,404.99	12,595.01
Server	R & D Dept.	10	85,460.00	31,121.72	54,338.28
Server	R & D Dept.	1	22,680.00	7,900.20	14,779.80
Server	R & D Dept.	1	18,820.00	6,555.60	12,264.40
Server	R & D Dept.	1	7,350.00	2,094.78	5,255.22
Server	Operation Dept.	1	7,070.00	2,014.94	5,055.06
Server	R & D Dept.	1	17,955.00	4,832.90	13,122.10
Server	Operation Dept.	1	15,036.00	4,047.19	10,988.81
Server	R & D Dept.	1	7,854.00	1,989.70	5,864.30
Server	R & D Dept.	2	16,694.00	3,964.82	12,729.18
Server	R & D Dept.	2	44,800.00	7,802.63	36,997.37
Total			2,120,949.20	454,492.26	1,666,456.94